SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                              February 21, 2001



                            THE COCA-COLA COMPANY
            (Exact name of Registrant as specified in its charter)



       Delaware                   001-02217             58-0628465
   (State or other               (Commission           (IRS Employer
     jurisdiction                File Number)        Identification No.)
   of incorporation)



              One Coca-Cola Plaza
                Atlanta, Georgia                        30313
    (Address of principal executive offices)         (Zip Code)


    Registrant's telephone number, including area code: (404)676-2121

Item 5.  Other Events

     On February 21, 2001, The Coca-Cola Company (the "Company") and The Procter & Gamble Company ("P&G") announced an agreement in principle relating to a stand-alone enterprise focused on developing and marketing innovative juices, juice-based beverages and snacks on a global basis.

     A copy of the text of the news release, dated February 21, 2001 (the "News Release"), relating to the proposed transaction is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This current report on Form 8-K and the News Release contain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in the News Release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These include the finalization of definitive agreements, the outcome of regulatory reviews, the successful transition of the businesses to the new entity, entering into arrangements with independent bottlers to expand the distri-bution of the products, achieving volume and growth projections despite the competitive environment, implementing cost improvement plans in manufacturing and overhead areas, meeting commodity and currency forecasts as well as factors listed in the Company's and P&G's most recently filed Forms 10-K and 8-K.


Item 7.  Financial Statements and Exhibits

         (c)     Exhibits:

                  99.1    News Release, dated February 21, 2001




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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE COCA-COLA COMPANY
                                             (REGISTRANT)


Date:  February 21, 2001                 By:/s/ Joseph R. Gladden, Jr.
                                           ----------------------------
                                             Joseph R. Gladden, Jr.
                                             Executive Vice President and
                                              General Counsel




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

                                  Exhibit Index



 Exhibit No.
 -----------

    99.1        News Release of The Coca-Cola Company issued February 21, 2001:
                Coca-Cola and Procter & Gamble Announce New Company to Serve Growing Global Demand for Innovative Juices, "Better For You" Beverages and Snacks